Exhibit 10.40

NON-QUALIFIED STOCK OPTION AGREEMENT

pursuant to the

APOLLO GLOBAL MANAGEMENT, LLC

2007 OMNIBUS EQUITY INCENTIVE PLAN

This NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated as of December 2, 2010 (the “Grant Date”), is by and between APOLLO GLOBAL MANAGEMENT, LLC, a Delaware limited liability company, (the “Company”), and Marc Spilker (the “Participant”).

1. Grant of option. The Company hereby grants to Participant on the Grant Date a non- statutory option (the “Option”) to purchase 5,000,000 Class A Shares of the Company (the “Shares”) at an exercise price of $8.00 per Share (the “Exercise Price”) subject to the terms, definitions and provisions of the 2007 Omnibus Equity Incentive Plan as in effect from time to time (the “Plan”) and the terms of this Agreement. Any Shares obtained upon exercise of this Option are referred to as “Option Shares.” This Option is subject to adjustment under Section 5 of the Plan. This Option is not an incentive stock option within the meaning of Section 422 of the Code.

2. The Plan. The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. A copy of the Plan may be obtained from the Company by the Participant upon request. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Plan, or the employment agreement by and between Participant and Apollo Management Holdings, L.P. dated November 24, 2010 (the “Employment Agreement”), as applicable.

3. Term. The term of the Option (the “Option Term”) shall commence on the Grant Date and expire on the tenth anniversary of the Grant Date, unless the Option shall have sooner been terminated in accordance with Section 5 of this Agreement.

4. Vesting. The Option shall vest in accordance with the following schedule:

(a) The Option shall vest and become exercisable with respect to 4/24 of the Option Shares covered by the Option on December 31, 2011.

(b) The Option shall vest and become exercisable with respect to the remainder of the Option Shares covered by this Option in equal installments on the last day of each of the next 20 calendar quarters following December 31, 2011 so that the Option will be fully vested on December 31, 2016.

(c) If (i) the Company terminates Participant’s employment without Cause, which for purposes of this Agreement shall include the Company’s delivery of notice of non-renewal of the Term of the Employment Agreement; (ii) Participant resigns his employment for Good Reason; (iii) Participant dies; or (iv) Participant’s employment terminates as a result of a Disability, and provided Participant (or his estate in the event of his death) delivers a general release of claims for the benefit of the Company and its affiliates and related persons in the form and as contemplated by the Employment Agreement and such release becoming effective and irrevocable prior to the date that is sixty (60) days after the date the termination of Participant’s employment becomes effective (the “Termination Date”), the Option shall vest on the Notice Date and, subject to the effectiveness of the release, become exercisable with respect to 50% of the Option Shares covered by the Option that remain unvested on the

Notice Date. The terms “Notice Date”, “Cause”, “Good Reason”, and “Disability” used in this Agreement shall have the meanings ascribed to those terms in the Employment Agreement.

(d) Service for only a portion of a vesting period, even if a substantial portion, will not entitle Participant to any proportionate vesting Fractional shares shall not vest until they accumulate to equal one whole Share.

5. Termination. The Option shall automatically terminate, become null and void, be unexercisable and be of no further force and effect upon the earliest of:

(a) the tenth anniversary of the Grant Date;

(b) the first anniversary of the Termination Date if the Company terminates Participant’s employment without Cause, Participant resigns his employment with Good Reason, Participant dies, or Participant’s employment terminates as a result of a Disability;

(c) the ninetieth day following the Termination Date if Participant resigns his employment without Good Reason; and

(d) the Termination Date if the Company terminates Participant’s employment for Cause. In the event Participant’s employment with the Company is suspended pending investigation of whether his employment shall be terminated for Cause, all of Participant’s rights in respect of this Option, including, without limitation, the right to exercise this Option, shall be suspended during the investigation period. For purposes of clarity, the Option Term shall not be modified as a result of any such suspension.

6. Forfeiture of Unvested Option. The portion of the Option that has not vested on the Notice Date, after giving effect to the accelerated vesting set forth in Section 4(c), shall be forfeited as of the Notice Date.

7. Method of Exercise.

(a) This Option shall be exercisable by execution and delivery of the Notice of Exercise attached hereto as Exhibit B (as the same may be updated by the Company from time to time) or of any other form of written notice approved for such purpose by the Company, which shall state Participant’s election to exercise this Option, the number of Option Shares in respect of which this Option is being exercised, and such other reasonable and customary representations as to the holder’s investment intent with respect to such Option Shares as may be required by the Company pursuant to the provisions of the Plan Such written notice shall be signed by Participant and shall be delivered to the Company by such means as are determined by the Administrator in its discretion to constitute adequate delivery The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Option Shares and Participant’s satisfaction of any applicable withholding obligations, as discussed in Sections 8 and 14.

(b) The Company is not obligated, and will have no liability for failure, to issue or deliver any Option Shares upon exercise of this Option unless such issuance or delivery would comply with all applicable laws, rules and regulations, with such compliance to be determined by the Company in consultation with its legal counsel. This Option may not be exercised if the issuance of the Option Shares upon such exercise or the method of payment of consideration for the Option Shares would constitute a violation of any applicable laws, rules or regulations, including any applicable U.S. federal or state securities laws or any other law or regulation. As a condition to the exercise of this Option, the Company may require Participant to make any customary representation and warranty to the Company as may be required by applicable laws, rules or regulations. Assuming such compliance, for income tax purposes the Option shall be considered exercised on the date on which written notice of exercise is received by the Company (provided such notice is accompanied by the aggregate Exercise Price and arrangements for satisfaction of applicable withholding obligations), which shall include any of the methods set forth in Sections 8 and 14 of this Agreement, with respect to such Option Shares.

8. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Participant: (a) cash, (b) check, or (c) reduction of the Shares issuable upon exercise, surrender of previously owned Shares, or broker-assisted cashless exercise.

9. Disposition of Option Shares. Option Shares may be sold by Participant only on a date or dates, and in such amounts and manner, specified by the Administrator. Participant shall have the ability, subject to Section 14 and the Plan, to sell that number of Shares issued upon exercise of this Option sufficient to cover taxes thereon at the applicable tax rate (or a rate provided by the Administrator). The Administrator will monitor demand, market conditions and other factors in determining whether Participant may dispose of an additional number of Shares in a given quarter, and will endeavor in good faith to treat Participant fairly in determining any such allocations relative to other holders of similar awards and/or other equityholders.

10. Non-Transferability of Option. Except as may be permitted by the Administrator from time to time consistent with Section 7(g) of the Plan, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. This Option may be exercised during the lifetime of Participant only by Participant or, during any period Participant is under a legal disability, by Participant’s legal guardian or representative, and following Participant’s death, by his estate or beneficiary.

11. No Rights to Continuation of Employment. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employment of Apollo Management Holdings, L.P., the Company or any Subsidiary or Affiliate of the Company or shall interfere with or restrict the right of the Apollo Management Holdings, L.P., Company, the Company’s shareholders, or of a Subsidiary or Affiliate of the Company, as the case may be, to terminate Participant’s employment any time for any reason whatsoever, with or without Cause. The Plan and this Agreement shall not (a) form any part of any contract of employment or contract for services between the Company or any past or present Subsidiary or Affiliate thereof and any directors, officers or employees of those companies, (b) confer any legal or equitable rights (other than those with respect to the Option itself) against the Company or any past or present Subsidiary or Affiliate thereof, directly or indirectly, or (c) give rise to any cause of action in law or in equity against the Company or any past or present Subsidiary or Affiliate thereof (other than any cause of action due to a breach of this Agreement).

12. No Entitlement or Claims for Compensation. By accepting this Option, Participant expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional awards to Participant. This Option is not intended to be compensation of a continuing or recurring nature, or part of Participant’s normal or expected compensation, and in no way represents any portion of Participant’s salary, compensation, or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose. Participant acknowledges that he is voluntarily participating in the Plan. The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the Option Shares do not increase in value, the Option will have no value. If Participant exercises the Option and obtains Option Shares, the value of the Option Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price.

13. Restrictive Covenants. Participant agrees that the restrictive covenants set forth in Exhibit B hereto are incorporated herein by reference as if contained herein and Participant understands, acknowledges and agrees that such restrictive covenants apply to Participant for the periods provided therein. Nothing contained herein shall reduce or limit the application or scope of any restrictive covenants in favor of the Company or any of its Subsidiaries or Affiliates (for example, with respect to competition, solicitation, confidentiality, interference or disparagement) to which Participant is otherwise subject. Notwithstanding the foregoing, the covenants set forth in Exhibit B hereto and in the Employment Agreement shall be the exclusive covenants applicable to Participant with respect to the Options.

14. Tax Withholding. Participant is responsible for all applicable taxes Participant incurs in connection with the exercise of this Option. In connection with the exercise of all or a portion of the Option, Participant may elect to make a cash payment to the Company and/or request the Company to deduct from other compensation payable to Participant, any sums required by U.S. federal, state or local law (or by any tax authority outside of the United States) to be withheld or accounted for by the Company or its Subsidiaries or Affiliates with respect to any Option Share issuable upon exercise thereof. The Administrator, in its sole discretion, may alternatively reduce the number of Shares to be issued upon the exercise of the Option by the appropriate number of whole Shares, valued at their then Fair Market Value, or permit Participant to deliver previously owned Shares, in each case to satisfy any withholding or tax obligations of the Company or its Subsidiaries or Affiliates with respect to the Option at the minimum applicable rates.

15. Section 409A. This Option is exempt from Section 409A and shall be interpreted and administered in a manner consistent therewith.

16. Governing Law; Choice of Venue. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby, each of the parties hereto hereby irrevocably (a) submits to the exclusive personal and legal jurisdiction of (i) the United States District Court for the Southern District of New York or (ii) in the event that such court lacks jurisdiction to hear the claim, the state courts of New York located in the borough of Manhattan, New York City (the “Selected Courts”), and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens, improper venue or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts, and (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company and Participant at their respective addresses consistent with Section 14(g) of the Plan; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, PARTICIPANT AND THE COMPANY AND ITS AFFILIATES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION IN WHOLE OR IN PART ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING,

VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THESE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

17. Agreement Binding on Successors. The terms of this Agreement shall be binding upon Participant and upon Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

18. No Assignment. Neither this Agreement nor any rights granted herein shall be assignable by Participant other than (with respect to any rights that survive Participant’s death) by will or the laws of descent and distribution No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, this Option by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of this Option, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce restrictions on assignment set forth in the first sentence hereof.

19. Necessary Acts. Participant and the Company hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations. The Company shall cause all necessary actions to be taken to ensure that the transactions contemplated by this Agreement, including the grant of the Option, the exercise of the Options and any disposition or deemed dispositions of the Option Shares, are exempt transactions for purposes of Section 16 of the Securities Act.

20. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, then in lieu of severing such unenforceable provision or provisions, it or they shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by a judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

21. Failure to Enforce Not a Waiver. The failure of the Company or Participant to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of that provision or of any other provision hereof.

22. Entire Agreement. This Agreement, the Employment Agreement, Article V of the Shareholders Agreement (as modified herein) and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof and supersede all prior writings or understandings with respect to this Option. Participant acknowledges that any summary of the Plan, the Employment Agreement, this Agreement or any portion thereof that may be provided by the Company from time to time is subject in its entirety to the terms of the Plan, the Employment Agreement and this Agreement. References herein or in the Plan to this Agreement include references to the Notice and any Exhibits.

23. Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such Section.

24. Amendment. Except as otherwise provided in the Plan, no amendment or modification of this Agreement shall be valid unless it shall be in writing and signed by all parties hereto.

25. Acknowledgements and Representations. Participant is acquiring this Option and, if and when exercised, will acquire Option Shares, solely for Participant’s own account, for investment purposes only, and not with a view to or an intent to sell or distribute, or to offer for resale in connection with any unregistered distribution, all or any portion of this Option or the Option Shares within the meaning of the Securities Act and/or any applicable state securities laws. Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Option and the restrictions imposed on this Option and the Option Shares. Participant has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to accept this Option. However, in evaluating the merits and risks of an investment in the Company, Participant has and will rely solely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors. Participant understands that the Option Shares will be characterized, absent their registration, as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act. Participant has read and understands the restrictions and limitations set forth in this Agreement that are imposed on this Option and the Option Shares. Participant confirms that he has not relied on any warranty, representation, assurance or promise of any kind whatsoever in entering into this Agreement other than as expressly set out in this Agreement or in the Plan.

26. Tag Along Rights. To the extent that a majority of the partners who contributed limited partnership interests to an Affiliate of the Company on July 13, 2007 (the “Contributors”) are provided tag along rights in connection with any private transfer by Leon D. Black, Marc J. Rowan or Joshua J. Harris (the “Founders”), or any of their respective Groups, of any Class A Shares or AOG Units (a “Private Transfer”), the Participant will be provided tag along rights with respect to such Private Transfer subject to the same terms and conditions as generally apply to the Contributors. For purposes of clarity, only Options Shares received upon exercise of an Option (and not unexercised Options) may be sold in a tag-along transaction. As used in this Award Agreement, the term “AOG Units” shall have the meaning generally ascribed to it by the Company in its communications with investors and “Group” shall have the meaning provided in the Company’s Shareholders Agreement dated as of July 13, 2007 (the “Shareholders Agreement”), as the same may be amended from time to time. The Company shall determine the application of this Section 26 in good faith.

27. Preemptive Rights.

(a) If the Company or any of its Subsidiaries offers New Securities to a Founder Group or to any of its Affiliates (the aggregate number of New Securities being offered, the “New Issuance”) then, subject to the terms hereof, the Company shall, before any sale of New Securities pursuant to such offer, deliver to the Participant an offer (the “Preemptive Offer”) to issue to the Participant, at the Participant’s election, up to such number of New Securities equal to its Preemptive Proportionate Percentage of the New Issuance upon the terms set forth in this Section 27 (such New Securities, the “Participant New Securities”), it being understood that if the Participant accepts a

Preemptive Offer in accordance with Section 27(b), the number of New Securities ultimately issued to the Founder Group or any of its Affiliates under this Section 27 shall equal the New Issuance less the applicable number of Participant New Securities and other Apollo Securities issued pursuant to similar preemptive rights. The Preemptive Offer shall state (i) that Apollo proposes to issue the New Issuance and specify their number and terms (including the purchase price per New Security) and (ii) the Participant’s Preemptive Proportionate Percentage. The Preemptive Offer shall remain open and be irrevocable for a period of fifteen (15) days from the date of its delivery (the “Preemptive Offer Period”). For purposes of this Section 27, “Preemptive Proportionate Percentage” means, with respect to the Participant, a fraction (expressed as a percentage), (x) the numerator of which is the number of Class A Shares held by the Participant’s Group immediately prior to the consummation of the New Issuance (calculated on an as-converted basis assuming all Options held by the Participant or his Group have been exercised for Class A Shares irrespective of vesting) and (y) the denominator of which is the aggregate number of Class A Shares outstanding immediately prior to the consummation of the New Issuance (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares). As used in this Award Agreement, “Apollo Securities” means Class A Shares and AOG Units, and “New Securities” means Apollo Securities other than securities issued in connection with any of the following: (i) pursuant to an equity incentive plan or other compensation arrangements of the Company or any member of the Apollo Operating Group for the benefit of the employees, directors or consultants of the Company or any of its Affiliates; (ii) issued upon the exercise, conversion or exchange of any options, warrants or any other derivative or convertible securities of the Company or the Apollo Operating Group (including, Class A Shares issuable upon the exchange of AOG Units) that were issued in compliance with this Agreement or on or prior to the date hereof; or (iii) issued in connection with a stock dividend or upon a stock split, recapitalization or other subdivision of equity securities.

(b) The Participant (and/or members of his Group designated by the Participant) may accept the Preemptive Offer by delivering to Apollo a notice (the “Purchase Notice”) within the Preemptive Offer Period. The Purchase Notice shall state the number of New Securities the Participant desires to purchase which in no event may exceed its number of Participant New Securities. The Purchase Notice shall be irrevocable, and the Participant (and/or members of his Group designated by the Participant) shall purchase the New Securities at the same time as the Founder Group(s) acquire the New Issuance less any portion of the New Issuance which the Participant agreed to purchase pursuant to this Section 27 or other Persons agreed to acquire pursuant to other rights similar to those set forth in this Section 27.

28. Registration Rights.

(a) The Company agrees that, unless the Participant and his Group are given equivalent provisions, no modifications, waivers, or additional agreements shall be made to the registration rights provisions of Article V of the Shareholders Agreement that benefit (x) at least two- thirds of the Contributors and their Groups or (y) any Founder or any member of any Founder’s Group. The Participant shall have the right, on his behalf and on behalf of his Group, to waive the rights afforded pursuant to the immediately preceding sentence.

(b) The Participant will have the rights set forth under Article V of the Shareholders Agreement as if the Participant were a Shareholder thereunder holding Registrable Securities (as such term is defined therein). Any cutbacks shall be determined as provided in the Shareholders Agreement. The Company agrees to give notification to the Participant of the availability of any registrations under Article V of the Shareholders Agreement in order to participate in a registration thereunder. If the Participant wishes to sell in a registration Option Shares, the Participant shall provide notice thereof to the Company in writing pursuant to a Demand, Piggyback Notice or Shelf Notice (as those terms are defined in the Shareholders Agreement). The Participant may not sell in a registration Option Shares in an amount greater than the product of (I) the Option Shares, and (II) the Reference Percentage. The “Reference Percentage” means, as of the date of a registration under Article V of the Shareholders Agreement, the average of the percentages previously sold by each of the Founders and Contributors (including sales by their respective Groups), including sales effected by AP Professional Holdings, L.P. or any other entity on behalf of the Founders or Contributors and/or their respective Groups, of his combined AOG Units and Class A Shares (calculated on a fully-diluted basis and assuming all AOG Units have been exchanged for Class A Shares, disregarding any vesting requirements or restrictions on transfer and excluding from the number sold any Class A Shares a Founder or Contributor was able to sell in advance of his regular vesting schedule due to his employment termination by reason of death, disability or a Termination without Cause or for Good Reason). As applied to the Participant, the phrase “at least seventy-five (75) days prior to such Quarterly Exchange Date in which such Requesting Shareholder expects to request an Exchange to obtain the Registrable Securities to be sold in such registration” as it appears in Article V of the Shareholders Agreement shall instead be deemed to read “at least seventy-five (75) days prior to the registration in which such Requesting Shareholder expects to sell the Registrable Securities” In no event shall the rights of the Participant under the Shareholders Agreement be superior to the rights of a Contributor with respect to the Shareholders Agreement.

29. Access to Books, Records and Financial Information. Participant shall have access to books records and financial statement consistent with the terms of Section 28 of the RSU Award Agreement between Participant and the Company contemplated by the Employment Agreement.

30. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or Option Shares (or future options that may be granted under the Plan) and participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

31. Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Administrator regarding any questions relating to this Option or Option Shares, In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

[Remainder of Page Intentionally Left Blank]

WHEREFORE, this Agreement is executed as of the Grant Date by the Participant and the Company.

PARTICIPANT:	APOLLO GLOBAL MANAGEMENT, LLC

/s/ Marc Spilker	By:	/s/ John Suydam
Signature

	Title:	Vice President
Marc Spilker

EXHIBIT A

Restrictive Covenants

Capitalized terms first used in this Exhibit A and not elsewhere defined shall have the meanings set forth herein.

(a) Participant agrees that the Protective Covenants (as that term is defined in Participant’s Employment Agreement) contained in the Employment Agreement (including any definitions referenced therein) are incorporated by reference as if contained herein, and Participant acknowledges that he is bound by the Protective Covenants.

(b) Participant agrees and acknowledges that the Protective Covenants and each restrictive covenant contained in this Exhibit A is reasonable as to duration, terms and geographical area and that the same protects the legitimate interests of the Company and its Affiliates, imposes no undue hardship on Participant, is not injurious to the public, and that any violation of any of the restrictive covenants contained in this Exhibit A shall, subject to Section 16 of the Share Option Agreement, be specifically enforceable in any court with jurisdiction upon short notice. If any provision of this Exhibit A as applied to Participant or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Exhibit A. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, Participant agrees that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, to the extent necessary to permit enforcement, and, in its reduced form, such provision shall then be enforceable and shall be enforced. Participant agrees and acknowledges that any such breach of any provision of this Exhibit A will cause irreparable injury to the Company and its Affiliates, and upon breach of any provision of this Exhibit A, the Company and/or its Affiliates, as applicable, shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any remedies at law available to the Company or its Affiliates. Notwithstanding the foregoing, to the extent that a court of competent jurisdiction makes a final determination that the Protective Covenants or any of the restrictive covenants contained in this Exhibit A is unenforceable as a matter of law as applied to Participant, upon such determination the Company shall not seek to enjoin Participant from engaging in an activity precluded by such provision (or to otherwise pursue proceedings to enforce such provision), but if it is determined by an independent third party arbitrator mutually agreeable to the Company and Participant pursuant to the rules of the American Arbitration Association applicable to Commercial Disputes that Participant has breached such provision, Participant shall immediately forfeit all rights to any unexercised Options (in the case of Participant’s termination of employment by the Company without Cause or by Participant for Good Reason, only those unexercised Options that vested on an accelerated basis as a result of his termination of employment shall be subject to forfeiture) without payment of any consideration in respect therefor. The Protective Covenants and the restrictions covenants contained in this Exhibit A shall specifically survive the termination of the Share Option Agreement of which it is a part.

EXHIBIT B

NOTICE OF EXERCISE

To:	Apollo Global Management, LLC
Attention:	Administrator of the 2007 Omnibus Equity Incentive Plan
Subject:	Notice of Intention to Exercise Option

This Notice of Exercise constitutes official notice that the undersigned intends to exercise Participant’s option to purchase                      Class A Shares of Apollo Global Management, LLC, under and pursuant to the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”) and the Notice of Option and Share Option Agreement (collectively, the “Agreement”) dated                     , as follows:

Number of Shares:

Exercise Price per Share:

Total Exercise Price

Preferred Method of Payment of Exercise Price (circle one and enclose if applicable):	Cash Check

Reduction of Shares issuable upon exercise by that number of whole Shares having a Fair Market Value not greater than the aggregate Exercise Price (with any shortfall paid by cash or check)

Surrender of previously-owned Shares

The shares should be registered in the name(s)1 of:

If applicable, proof of my right to purchase the Option Shares pursuant to the Plan and the Agreement is enclosed.2

Dated:

(Signature)	(Signature)[3]

(Please Print Name)	(Please Print Name)

(Full Address)	(Full Address)

[1]	If more than one name is listed, please specify whether the owners will hold the shares as community property or as joint tenants with the right of survivorship.
[2]	Applicable if someone other than Participant (e.g., a beneficiary at death) is exercising the Option.
[3]	Each person in whose name shares are to be registered must sign this Notice of Exercise.

2